UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2019

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514 (Commission File Number)	73-1521290
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification Number)

3001 Quail Springs Parkway Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip code)

(405) 252-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	GPOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.  Termination of a Material Definitive Agreement

As previously disclosed, on October 1, 2014, Gulfport Energy Corporation (“Gulfport”) entered into an Amended and Restated Master Services Agreement for pressure pumping services (the “MSA”) with Stingray Pressure Pumping LLC (“Stingray Pressure”), a wholly-owned subsidiary of Mammoth Energy Services, Inc. (“Mammoth”) and a related party. The MSA, as amended effective July 1, 2018, provided that, subject to the terms and conditions therein, Stingray Pressure would provide hydraulic fracturing, stimulation and related completion and rework services to Gulfport through 2021 and Gulfport would pay Stingray Pressure a monthly service fee plus the associated costs of the services provided.

On December 18, 2019, Gulfport notified Stingray Pressure of the exercise of Gulfport’s termination right under the MSA in connection with Stingray Pressure’s inability to fulfill or timely cure its obligations under the MSA.

Gulfport owns approximately 22% of Mammoth’s outstanding common stock and one of Mammoth’s directors is Gulfport’s designee pursuant to that certain investor rights agreement between Mammoth and Gulfport, dated as of October 12, 2016, entered into by the parties thereto in connection with Mammoth’s initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: December 20, 2019	By: /s/ Patrick K. Craine
Patrick K. Craine
General Counsel and Corporate Secretary